SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is executed as of April 23, 2020, by and between the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Agent”), UNIQUE FABRICATING NA, INC., a Delaware corporation (“US Borrower”), and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia (“CA Borrower”, called together with US Borrower, the “Borrowers” and each of them referred to herein as a “Borrower”).

RECITALS

WHEREAS, Borrowers, Agent and the Lenders are party to an Amended and Restated Credit Agreement dated November 8, 2018, as amended by a Waiver and First Amendment to Credit Agreement and Loan Documents dated May 7, 2019, a Second Amendment to Credit Agreement and Loan Documents dated June 14, 2019, a Third Amendment to Credit Agreement and Loan Documents dated June 28, 2019, a Waiver and Fourth Amendment to Credit Agreement and Loan Documents dated July 16, 2019 (the “Fourth Amendment”), a Fifth Amendment to Credit Agreement dated August 7, 2019, and a Sixth Amendment to Credit Agreement dated April 3, 2020 (as so amended, the “Credit Agreement”), providing terms and conditions governing certain loans and other credit accommodations extended and to be extended by the Lenders and/or Agent to Borrowers, together with various other documents, written agreements, certificates and instruments between Agent, Lenders, Borrowers and/or Guarantors in connection therewith. All of the foregoing, as amended or modified from time to time, are collectively referred to herein as the “Loan Documents”;

WHEREAS, each Borrower reaffirms, ratifies and confirms the Loan Documents and the Indebtedness as valid and binding. Each Borrower acknowledges that Agent and Lenders have duly performed all of their obligations under the Loan Documents; and

WHEREAS, due to the economic impact of coronavirus disease (also referred to as COVID-19), the Borrowers have requested that the Agent and Lenders agree, and the Agent and Lenders have agreed, to amend certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, IT IS HEREBY AGREED by Borrowers, Agent and Lenders, that the Credit Agreement is hereby amended as follows:

1.Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Credit Agreement.
2.Amendments to Credit Agreement.
(a)Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical sequence, or to the extent they already appear therein, are hereby amended and restated in their entirety to read as follows:
“Base Rate” shall mean, for any day, that per annum rate of interest which is equal to the sum of the Applicable Margin plus the greater of (a) the Prime Rate for such day, (b) the Federal Funds Effective Rate in effect on such day, plus one percent (1.0%), and (c) 2%. If the Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Effective Rate, the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act, as in effect on the Seventh Amendment Effective Date, together with all rules and regulations promulgated thereunder.
“Daily LIBOR Rate” shall mean, relative to any day, a per annum rate equal to the sum of the Applicable Margin plus the greater of (a) 1% and (b) the arithmetic average of the London Interbank Offered Rates administered by the ICE Benchmark Administration (or any Person that takes over administration of such rate) for deposits in Dollars for a one-month Eurodollar-Interest Period, commencing such day, which appear on the relevant Bloomberg page (or such other commercially available source providing quotations of the London Interbank Offered Rates for deposits in Dollars as may be designated by the Agent from time to time), at or about 11:00 am (London time) on such day. If such day is not a London Banking Day, the Daily LIBOR Rate shall be determined on the next preceding day which is a London Banking Day. If for any reason Agent cannot determine such offered rate or such rate is not available at such time for any reason, then the “Daily LIBOR Rate” for such period shall be the Interpolated Screen Rate, where applicable. Each calculation by the Agent of the Daily LIBOR Rate hereunder shall be conclusive and binding on the parties hereto for all purposes, absent clearly manifest error.
“Eurodollar-based Rate” shall mean a per annum interest rate which is equal to the sum of the Applicable Margin, plus the greater of (a) 1% and (b) the quotient of:
(i)    the LIBOR Rate, divided by
(ii)    a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on “Eurocurrency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes Eurocurrency deposits or includes a category of assets which includes Eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, in the discretion of the Agent, to the seventh decimal place.
“PPP” is as defined in Section 7.2(k) of the Credit Agreement.
“PPP Exclusion Period” shall mean the period commencing on the date on which the PPP Loan has been extended until the earlier to occur of (i) the 6-month anniversary of such date, and (ii) the date on which a final determination by the lender of the PPP Loan has been made and, to the extent required, the Small Business Administration, regarding the amount of PPP Loan that will be forgiven pursuant to the CARES Act.
“PPP Loan” is as defined in Section 7.2(k) of the Credit Agreement.

“PPP Loan Documents” is as defined in Section 7.2(k) of the Credit Agreement.
“Seventh Amendment” shall mean that certain Seventh Amendment to Credit Agreement dated April 23, 2020, between Borrowers, Agent and Lenders.
“Seventh Amendment Effective Date” is as defined in the Seventh Amendment.
(b)Payment Relief.
(i)Deferral of Principal Payments of Amortizing Loans. Section 3.4 of the Credit Agreement is hereby amended by inserting the following at the end of such Section:
“Notwithstanding anything contained herein to the contrary, the Borrowers shall not be required to make the principal payments scheduled for the June 30, 2020 Quarterly Payment Date in respect of the Amortizing Loans (the “Deferred Amortizing Loan Payments”). The Borrowers shall continue to make payments of accrued interest in respect of each Amortizing Loan on each applicable Quarterly Payment Date, including the June 30, 2020 Quarterly Payment Date. Borrowers acknowledge that deferment of the Deferred Amortizing Loan Payments may result in more interest being paid over the term of the Amortizing Loans than would be due if these payments had not been deferred. The Deferred Amortizing Loan Payments shall be due and payable in full on the CA Term Loan Maturity Date or the US Term Loan Maturity Date, as applicable. Except as expressly provided herein, Agent and the Lenders do not waive or forgive the payment of any amount payable under the Loan Documents, whether as a result of a prepayment or otherwise.”
(ii) Deferral of Principal Payment of CAPEX Loan. Section 3A.6 of the Credit Agreement is hereby amended by inserting the following at the end of such Section:
“Notwithstanding anything contained herein to the contrary, the US Borrower shall not be required to make the principal payment scheduled for the June 30, 2020 Quarterly Payment Date in respect of the CAPEX Loan (the “Deferred CAPEX Loan Payment”). The US Borrower shall continue to make payments of accrued interest in respect of the CAPEX Loan on each applicable Quarterly Payment Date, including the June 30, 2020 Quarterly Payment Date. US Borrower acknowledges that deferment of the Deferred CAPEX Loan Payment may result in more interest being paid over the term of the CAPEX Loan than would be due if these payments had not been deferred. The Deferred CAPEX Loan Payment shall be due and payable in full on the CAPEX Loan Maturity Date. Except as expressly provided herein, Agent and the Lenders do not waive or forgive the payment of any amount payable under the Loan Documents, whether as a result of a prepayment or otherwise.”
(c)Weekly Cash Flow Projections. Section 6.2 of the Credit Agreement is hereby amended by re-lettering clause (f) thereof as clause (g), and adding the following new clause (f) immediately following clause (e):
“(f)    On Monday of each week, with respect to the week ending on the immediately preceding Friday, commencing with the Seventh Amendment Effective Date through and including September 30, 2020, an updated 13-week cash flow projection of the US Borrower and its Subsidiaries; and”
(d)Suspension of Compliance with Financial Covenants. Section 7.1 of the Credit Agreement is amended by waiving the requirement to comply with the financial covenants set forth in clauses (a), (b) and (d) of Section 7.1 solely for the fiscal quarter ending June 30, 2020.

(e)Application of Net Cash Proceeds from Sale of Indiana Property. Notwithstanding anything to the contrary set forth in the Credit Agreement, including without limitation, Section 3.9, 100% of the Net Cash Proceeds received by any Credit Party from the sale of the real property commonly known as 1900 & 2000 N. New York Ave., Evansville, Indiana (the “Indiana Property”), shall be applied ratably to the Revolving Credit Advances then outstanding. Such application shall not permanently reduce the Revolving Credit Aggregate Commitment.
(f)CARES Act - Paycheck Protection Program. In order to permit the incurrence of certain indebtedness under the PPP and to address certain related matters, the Credit Agreement is further amended as follows:
(i)Permitted Indebtedness. Section 7.2 of the Credit Agreement is hereby amended to remove “and” from the end of clause (i), replace the period at the end of clause (j) with “; and”, and add the following new clause (k) immediately following clause (j):
“(k)    additional indebtedness in the form of unsecured loans authorized pursuant to and in compliance with the CARES Act under the Paycheck Protection Program of the U.S. Small Business Administration (the “PPP”), in an aggregate amount not to exceed $6,000,000 (the “PPP Loan”); provided, the Borrowers shall provide Agent at least three Business Days’ written notice prior to entering into any such loan together with copies of the application and PPP Loan documentation (the “PPP Loan Documents”), which may not be modified without Agent’s prior written consent. Except as expressly permitted hereunder with respect to the PPP Loan, the Borrowers and their Subsidiaries shall obtain Agent’s written consent prior to incurring any otherwise prohibited Debt pursuant to any loan programs under the CARES Act.”
(ii)Additional Covenants. The following new Section 6.17 is hereby added to the Credit Agreement, immediately following Section 6.16 thereof:
“6.17    Compliance with CARES Act.
“(a)     Comply in all respects with the requirements of the CARES Act and all rules and regulations promulgated thereunder with respect to the PPP Loan;
“(b)    Use the proceeds of the PPP Loan only for permitted purposes under the CARES Act; and
“(c)    Take all required actions under the CARES Act for the full forgiveness of the PPP Loan, including without limitation, applying for forgiveness of the maximum permitted portion of the PPP Loan in accordance with the terms of the CARES Act and the PPP Loan. Borrowers shall provide Agent with a copy of such application for forgiveness and promptly upon its receipt, any written notice of forgiveness of all or any portion of the PPP Loan.”
(iii)No Prepayment of PPP Loan. Notwithstanding anything to the contrary set forth in the PPP Loan Documents, the Credit Parties agree not to prepay the PPP Loan without Agent’s prior written consent.
(iv)Exclusion of PPP Loan. Notwithstanding anything to the contrary set forth in the Credit Agreement and other Loan Documents, the principal and interest payments under the PPP Loan shall be disregarded in the calculation of the financial covenants set forth in Section 7.1 of the Credit Agreement, with respect to any calculation thereof that includes a date within the PPP Exclusion Period.

(v)Cross Default with PPP Loan. Section 8.1 of the Credit Agreement is hereby amended to remove “or” from the end of clause (l), replace the period at the end of clause (m) with “; or”, and add the following new clause (n) immediately following clause (m):
“(n)    any default or defined Event of Default occurs under or with respect to the PPP Loan.”
3.Representations and Warranties; Effectiveness. Each Borrower represents, warrants, and agrees that:
(a)This Amendment may be executed in as many counterparts as Agent, the Lenders and Borrowers deem convenient, and shall become effective upon (such date referred to as the “Seventh Amendment Effective Date”): (i) delivery to Agent of all executed counterparts hereto, and (ii) execution and delivery of such other documents and instruments as the Agent and Lenders may require in connection herewith, including without limitation the consent of the Guarantors in the form attached as Exhibit A, all in form and content satisfactory to Agent.
(b)Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Credit Agreement and in each Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations, with the same force and effect as if entirely restated in this Amendment.
(c)When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms. The Credit Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.
(d)Upon giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a Default or Event of Default.
4.No Waiver. The Borrowers hereby acknowledge and agree that no delay or failure of the Agent or the Lenders in exercising any right, remedy, power or privilege under the Credit Agreement or the Loan Documents shall affect that right, remedy, power or privilege. No delay or failure of the Agent or Lenders to demand strict adherence to the terms of the Credit Agreement or the other Loan Documents, shall be deemed to constitute a course of conduct inconsistent with the Agent’s and Lenders’ rights at any time, before or after the occurrence of any Event of Default, to prospectively demand strict adherence to the terms of the Credit Agreement and the other Loan Documents.
5.No Other Changes; Ratification. Except as specifically provided in this Amendment, the terms and conditions of the Credit Agreement and Loan Documents remain unchanged and in full force and effect, and the parties hereto ratify and confirm such terms and conditions. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement.
6.Waiver and Release of All Claims and Defenses. Borrowers, Guarantors and their representatives, successors, assigns, agents, employees, officers, directors, members, managers and heirs hereby waive, relinquish, discharge and release Agent, Lenders and their successors, assigns, agents, employees and attorneys from all claims and defenses of every kind or nature, known or unknown, whether existing by virtue of state, federal, bankruptcy or non-bankruptcy federal law, by agreement or otherwise, against Agent or any Lender, whether previously or now existing or arising out of or relating to any transactions or dealings between Agent, Lenders, and Borrowers through the date of this Amendment with respect to the

Indebtedness or otherwise, including without limitation, any affirmative defenses, counter-claims, set-offs, deductions or recoupments.
7.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.
8.Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrowers, Agent and the Lenders. In executing this Amendment, Borrowers are not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.
9.Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.
10.No Defenses. Borrowers acknowledge, confirm, and warrant to Agent and the Lenders that as of the date hereof Borrowers have absolutely no defenses, claims, rights of set-off, or counterclaims against Agent and/or the Lenders under, arising out of, or in connection with this Amendment, the Credit Agreement, the Loan Documents and/or the Indebtedness.
11.Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.
12.WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWERS, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.
[Signatures on following pages]

This Amendment is executed and delivered as of the date first entered above.
BORROWERS:

UNIQUE FABRICATING NA, INC.,
as US Borrower
By:	/s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title:	President

UNIQUE-INTASCO CANADA, INC.,
as CA Borrower
By:	/s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title:	President

SIGNATURES CONTINUE ON FOLLOWING PAGE

CITIZENS BANK, NATIONAL ASSOCIATION,
as Agent and Lender
By:	/s/ Michael Farley
Michael Farley
Its:	Senior Vice President

COMERICA BANK,
as Lender
By:	/s/ Paul G. Russo
Paul G. Russo
Its:	Vice President

FLAGSTAR BANK, FSB,
as Lender
By:	/s/ Kathryn Pothier-Hilt
Kathryn Pothier-Hilt
Its:	First Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender
By:	/s/ Michael Dolson
Michael Dolson
Its:	Senior Vice President

EXHIBIT A
ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby: (i) acknowledges and consents to the execution, delivery and performance of that certain Seventh Amendment to Credit Agreement of even date herewith (the “Seventh Amendment”) between Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc., as “Borrowers”, Citizens Bank, National Association in its capacities as a “Lender” and “Agent”, Comerica Bank, in its capacity as a “Lender”, Flagstar Bank, FSB, in its capacity as a “Lender”, and KeyBank National Association, in its capacity as a “Lender”, executed in connection with the Amended and Restated Credit Agreement dated as of November 8, 2018 among Borrowers, Lenders and the Agent, as amended (the “Agreement”), (ii) agrees to and acknowledges the waiver and release in Section 6 of the Seventh Amendment, and (iii) ratifies and affirms its Continuing Agreement of Guaranty and Suretyship dated as of April 29, 2016 (as amended from time to time, the “Guaranty”), which Guaranty remains in full force and effect with respect to all Indebtedness (as defined in the Agreement and amended by the Seventh Amendment) and each of the other Loan Documents previously executed and delivered by it and/or Borrowers, as amended by the Seventh Amendment.

Executed as of the 23rd day of April, 2020.

UNIQUE FABRICATING NA, INC.
UNIQUE FABRICATING, INC.
UNIQUE-CHARDAN, INC.
UNIQUE MOLDED FOAM TECHNOLOGIES, INC.
UNIQUE-PRESCOTECH, INC.
UNIQUE FABRICATING REALTY, LLC
UNIQUE FABRICATING SOUTH, INC.
UNIQUE-INTASCO USA, INC.

By:	/s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title:	President of each of the above entities